Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that the foregoing Amendment No. 13 to Schedule 13D, dated August 18, 2026, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Date: August 18, 2026

PRESCOTT General partners LLC

/s/ Jason M. Pohanka
Name: Jason M. Pohanka
Title: Managing Member

IDOYA PARTNERS L.P.

By: Prescott General Partners LLC
Its: General Partner

/s/ Jason M. Pohanka
Name: Jason M. Pohanka
Title: Managing Member

PRESCOTT ASSOCIATES L.P.

By: Prescott General Partners LLC
Its: General Partner

/s/ Jason M. Pohanka
Name: Jason M. Pohanka
Title: Managing Member

PRESCOTT INVESTORS PROFIT SHARING TRUST

/s/ Jason M. Pohanka
Name: Jason M. Pohanka
Title: Trustee

/s/ Thomas W. Smith
Thomas W. Smith

/s/ Scott J. Vassalluzzo
Scott J. Vassalluzzo